Exhibit 99.1

                                             Unocal
                                             2141 Rosecrans Avenue, Suite 4000
                                             El Segundo, California 90245

                                             [UNOCAL 76 LOGO]

                                             NEWS RELEASE

                                             Contact:  Barry Lane (Media)
                                                       310-726-7731
                                                       Robert Wright (Investors)
                                                       310-726-7665

              Unocal reports record quarterly earnings; net up 69%
              ----------------------------------------------------

       El Segundo, Calif., Apr. 28, 2005 - Unocal Corporation (NYSE: UCL) today reported preliminary net earnings for the first quarter 2005 of $454 million, or $1.66 per share (diluted), 69 percent above the $269 million, or $1.00 per share (diluted), reported in the same period a year ago. The net earnings, the highest quarterly level in the company's history, included a number of special items discussed below in connection with Unocal's adjusted after-tax earnings.

       Unocal's preliminary adjusted after-tax earnings for the first quarter 2005 were $441 million, or $1.62 per share (diluted). This compares with the Thomson/First Call mean of analyst estimates (published Apr. 25, 2005) of $1.37 per share. In the first quarter 2004, Unocal's adjusted after-tax earnings were $239 million, or 89 cents per share (diluted). In the fourth quarter 2004, Unocal's adjusted after-tax earnings were $313 million, or $1.17 per share (diluted). Adjusted after-tax earnings are net earnings excluding special items (discussed below) and the cumulative effect of accounting changes.

CONSOLIDATED RESULTS (UNAUDITED)                   1st Q       4th Q       1st Q
                                                  ------------------------------
Millions of dollars except per share amounts        2005        2004        2004
--------------------------------------------------------------------------------
Earnings from continuing operations               $  449      $  268      $  267
Earnings from discontinued operations                  5           -           2
--------------------------------------------------------------------------------
Net earnings                                         454         268         269
--------------------------------------------------------------------------------
   Less:  Special items in continuing operations      11         (45)         30
   Less:  Special items in discontinued operations     2           -           -
--------------------------------------------------------------------------------
Adjusted after-tax earnings                       $  441      $  313      $  239
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                          $ 1.64      $ 1.00      $ 0.99
   Discontinued operations                          0.02           -        0.01
--------------------------------------------------------------------------------
Total net earnings per share                      $ 1.66      $ 1.00      $ 1.00
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share             $ 1.62      $ 1.17      $ 0.89
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)   $2,186      $2,320      $1,876
================================================================================

       "Our earnings in the first quarter were driven primarily by strong crude oil and natural gas prices, a 5 percent increase in our worldwide crude oil and natural gas production over the first quarter a year ago, and lower interest expense," said Charles R. Williamson, Unocal chairman and chief executive officer. "We initiated production from the first three major projects in our 2005 development pipeline - Mad Dog in the deepwater Gulf of Mexico, Central Azeri in the Caspian Sea, and Moulavi Bazar in Bangladesh. Looking forward, we expect initial oil production from two additional development projects on tap for this year - K2 in deepwater Gulf of Mexico and the Pattani oil development offshore Thailand."

Recent operational and financial highlights
-------------------------------------------
Some of Unocal's recent operational highlights and other developments include:
- Entered into a merger agreement with ChevronTexaco Corporation to merge Unocal into a wholly owned subsidiary of ChevronTexaco; agreement is subject to Unocal stockholder approval, regulatory approvals and clearances and other customary closing conditions
- Began production from the Mad Dog deepwater Gulf of Mexico field (Unocal working interest, 15.6%); 1Q exit rate from two wells of 30,000 barrels-of-oil equivalent (BOE) per day gross, 4,100 BOE per day net
- Began oil production from Phase 1 (Central Azeri) in the Azeri-Chirag-Gunashli development in the Caspian Sea (Unocal, 10.3% interest), raising gross AIOC production at the end of the quarter to approximately 200,000 BOE per day (Unocal, 18,300 BOE per day net)
- Began natural gas production from the Moulavi Bazar field in Bangladesh, Unocal is operator and has a 100% working interest in the production-sharing contract encompassing two producing fields; 1Q exit rate for Bangladesh operations, including the Jalalabad field, was 41,000 BOE per day (gross), Unocal, 33,000 BOE per day net
- Successful appraisal well on the Mad Dog Southwest Ridge in the Gulf of Mexico encountered significant hydrocarbons, extending the limits of the field
- Completed the redemption of the outstanding 6-1/4% Trust Convertible Preferred Securities of Unocal Capital Trust
-      Reduced total debt by $332 million to $2.73 billion
- Added $523 million to cash balance, bringing total cash to $1.68 billion; net debt (debt minus cash) reduced to $1.05 billion
- Reached final settlement of lawsuits related to Unocal's investment in the Yadana gas pipeline project in Myanmar

1Q 2005 financial and operating details
---------------------------------------
       Unocal's first quarter 2005 adjusted after-tax earnings (compared with 1Q
2004) reflected higher worldwide crude oil and natural gas prices, international production and natural gas storage margins, and lower exploration and dry hole costs and interest expense. These positive factors were offset partially by lower North America natural gas production and higher administrative and general expense.

       In the first quarter 2005, after-tax special items included a $22 million gain from the sale of Unocal's interest in Hindustan Oil Exploration Company, which was offset partially by $11 million in provisions for environmental and litigation matters. All of the special items are detailed in the Adjusted After-tax Earnings Reconciliation table included at the end of this news release.

       Worldwide hydrocarbon liquids and natural gas production for the first quarter 2005 averaged 429,000 BOE per day, up from 409,000 BOE per day in the same period a year ago. The production increase was due primarily to higher liquids and natural gas production in Asia.

       First-quarter 2005 worldwide price realizations (including hedging activities) for natural gas averaged $4.28 per thousand cubic feet (mcf), up from $4.00 during the prior year's first quarter. The company's first quarter 2005 worldwide liquids price realizations (including hedging activities) were $44.72 per barrel, up from $30.64 in the first quarter 2004. Hedging activities in the 2005 first quarter decreased worldwide liquids realizations by 8 cents per barrel and increased worldwide natural gas realizations by 20 cents per mcf.

       Unocal's preliminary EBITDAX for the first quarter 2005 was $1.08 billion, or $3.95 per share (diluted). This compares with $756 million, or $2.73 per share (diluted), for the same period in 2004. EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, impairments, exploration expenses, dry hole costs, special items, and the cumulative effect of accounting changes.

Full-year 2005 production outlook
---------------------------------
       Unocal currently expects worldwide average production for the full-year 2005 to exceed 430,000 BOE per day, up from 425,000 BOE per day that was previously estimated.

       The company's updated 2005 net production outlook can be found in the Data Warehouse section of Unocal's Investor Relations web site, www.unocal.com. This document provides additional detailed estimated second quarter ranges for the numerous areas of production, which describe the company's lowest and highest production estimates in those areas. In locations where Unocal is limited by market demand or pipeline capacity, the range is between the contract minimum and the highest past production or the estimated capacity limits of the producing assets. A sensitivity factor is provided to adjust future production for the impacts of PSC adjustments due to changes in oil prices.

Discontinued earnings forecasts and conference calls
----------------------------------------------------
       Pending Unocal's anticipated merger with ChevronTexaco, the company has discontinued providing its forecast of adjusted after-tax earnings per share, including its related assumptions for future commodity prices and future dry hole costs. Unocal has also discontinued holding quarterly earnings conference calls.

About Unocal Corporation
------------------------
       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in Asia and North America.

Financial database
------------------
       Additional financial tables for the first quarter 2005 and the comparable prior periods are available in the company's "Quarterly Fact Book," which is posted in the Data Warehouse in the Investor Relations section of the company's web site. The Quarterly Fact Book is also available upon request from Unocal Investor Relations.
                                    * * * * *

Forward-Looking Statements; Preliminary 2005 First Quarter Results
------------------------------------------------------------------
This news release contains forward-looking statements about matters such as Unocal's merger with ChevronTexaco and production rates and timing. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including whether the pending merger with ChevronTexaco is completed and the effects on Unocal in the event that it is not completed; volatility in commodity prices; Unocal's ability to find or acquire commercially productive reservoirs and to develop and produce deepwater and other projects in a timely and cost-effective manner; the accuracy of Unocal's estimates and judgments regarding hydrocarbon resources and formations and reservoir performance; operational risks inherent in the exploration, development and production of oil and gas; the impact of environmental laws, permitting and licensing requirements and other regulations; international and domestic political and economic factors; and other factors discussed in Unocal's 2004 Annual Report on Form 10-K and subsequent reports filed by Unocal with the U.S. Securities and Exchange Commission (SEC).

Copies of Unocal's SEC filings are available from Unocal by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this news release to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

In addition, disclosures in this news release, including in the attached tables, regarding Unocal's first quarter 2005 financial results are preliminary and are subject to change in connection with Unocal's preparation and filing of its Form 10-Q for the three months ended March 31, 2005.

Supplemental Non-GAAP Financial Measures
----------------------------------------
The news release includes certain "non-GAAP financial measures" as defined under SEC regulations: (1) adjusted after-tax earnings (net earnings excluding special items and cumulative effects of accounting changes) and (2) EBITDAX (net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items and cumulative effects of accounting changes).

Special items represent certain significant matters which positively or negatively impact net earnings and that management determines to be not representative of the company's ongoing operations. Examples include: gain/loss from major asset sales; environmental remediation costs related primarily to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other "acts of god" not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; and insurance recoveries associated with former company operations or for costs incurred in prior years.

Unocal's management believes that adjusted after-tax earnings is a useful supplemental financial measure to investors and analysts because it facilitates a focus on the company's ongoing operations and allows for convenient comparisons to the company's prior reporting periods. Adjusted after-tax earnings is also used as a factor in calculating various performance measures in connection with payments under the company's annual bonus plan, and it is used by management as a factor in reviewing business unit performance. Unocal's management believes that EBITDAX is helpful to investors and analysts because it facilitates a comparison of companies like Unocal that use the "successful efforts" accounting method with other companies in the exploration and production industry that utilize the "full-cost" method of accounting.

Adjusted after-tax earnings and EBITDAX are not substitutes for net earnings determined in accordance with GAAP as a measure of profitability or other GAAP financial measures. Special items excluded from these non-GAAP measures do in fact positively or negatively impact net earnings. Other companies may define special items differently, and the Thomson/First Call mean of analyst estimates may not use a similar definition. Hence, these measures may not be comparable with similarly titled amounts reported by other companies or analyst estimates reported by Thomson/First Call.

A quantitative historical reconciliation of adjusted after-tax earnings and EBITDAX to GAAP net earnings is found in this news release, including certain of the tables accompanying the text.

                                    * * * * *

                                       6

CONSOLIDATED EARNINGS (UNAUDITED)                          For the Three Months
                                                                 Ended March 31,
                                                        ------------------------
Millions of dollars except per share amounts                  2005          2004
--------------------------------------------------------------------------------
Revenues
Sales and operating revenues (a)                           $ 2,157       $ 1,821
Interest, dividends and miscellaneous income                     9            11
Gain on sales of assets                                         20            44
--------------------------------------------------------------------------------
      Total revenues                                         2,186         1,876
Costs and other deductions
Crude oil, natural gas and product purchases (a)               754           744
Operating expense                                              307           281
Administrative and general expense                              78            63
Depreciation, depletion and amortization                       276           232
Impairments                                                      -             5
Dry hole costs                                                  20            25
Exploration expense                                             38            50
Interest expense                                                33            41
Property and other operating taxes                              21            20
--------------------------------------------------------------------------------
      Total costs and other deductions                       1,527         1,461
Earnings from equity investments                                39            37
--------------------------------------------------------------------------------

Earnings from continuing operations before
     income taxes and minority interests                       698           452
--------------------------------------------------------------------------------
Income taxes                                                   247           180
Minority interests                                               2             5
--------------------------------------------------------------------------------
Earnings from continuing operations                            449           267
Earnings from discontinued operations (b)                        5             2
--------------------------------------------------------------------------------
      Net earnings                                         $   454       $   269
================================================================================
Basic earnings per share of common stock (c)
      Continuing operations                                $  1.66       $  1.02
      Discontinued operations                                 0.02          0.01
--------------------------------------------------------------------------------
      Net earnings                                         $  1.68       $  1.03
================================================================================
Diluted earnings per share of common stock (d)
      Continuing operations                                $  1.64       $  0.99
      Discontinued operations                                 0.02          0.01
--------------------------------------------------------------------------------
      Net earnings                                         $  1.66       $  1.00
================================================================================
Cash dividends declared per share of common stock          $  0.20       $  0.20
--------------------------------------------------------------------------------

(a) Includes crude oil buy/sell transactions
       settled in cash of:                                 $   163       $   252
(b)  Net of tax (benefit)                                  $     4       $     1
(c)  Basic weighted average shares
       outstanding (in thousands)                          270,445       261,974
(d)  Diluted weighted average shares
       outstanding (in thousands)                          273,270       276,889

                                       7

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)At March 31,     At December 31,
Millions of dollars                                     2005                2004
--------------------------------------------------------------------------------
Assets
Cash and cash equivalents                            $ 1,683             $ 1,160
Other current assets - net                             1,714               1,770
Investments and long-term receivables - net              717                 777
Properties - net                                       8,916               8,819
Goodwill                                                 135                 136
Other assets                                             525                 439
--------------------------------------------------------------------------------
   Total assets                                      $13,690             $13,101
================================================================================

Liabilities and Stockholders' Equity
Current liabilities (a)                              $ 2,655             $ 2,581
Long-term debt and capital leases                      2,302               2,571
Deferred income taxes                                    849                 839
Accrued abandonment, restoration
 and environmental liabilities                           900                 897
Other deferred credits and liabilities                 1,078                 969
Minority interests                                        28                  27

Stockholders' equity                                   5,878               5,217
--------------------------------------------------------------------------------
   Total liabilities and stockholders' equity        $13,690             $13,101
================================================================================

(a) Includes current portion of Long-term debt
     and capital leases of:                              428                 491

                                       8

CONSOLIDATED CASH FLOWS (UNAUDITED)                        For the Three Months
                                                                 Ended March 31,
                                                        ------------------------
Millions of dollars                                           2005          2004
--------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net earnings                                                 $  454       $ 269
Adjustments to reconcile net earnings to
    net cash provided by operating activities
      Depreciation, depletion and amortization                  276         232
      Impairments                                                 -           5
      Dry hole costs                                             20          25
      Amortization of exploratory leasehold costs                14          16
      Deferred income taxes                                      43          28
      Gain on sales of assets                                   (20)        (44)
      Gain on disposal of discontinued operations                (4)          -
      Pension expense net of contributions                       24          23
      Other                                                      (4)        (13)
Working capital and other changes related to operations         105         209
--------------------------------------------------------------------------------
            Net cash provided by operating activities           908         750
--------------------------------------------------------------------------------
Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs)              (419)       (360)
   Proceeds from sales of assets                                 96          72
   Return of capital from affiliate company                       -          52
--------------------------------------------------------------------------------
            Net cash used in investing activities              (323)       (236)
--------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Long-term borrowings                                           -          40
   Reduction of long-term debt and capital lease obligations   (102)       (197)
   Minority interests                                            (2)          -
   Repurchases of common stock                                    -         (20)
   Proceeds from issuance of common stock                        95          51
   Dividends paid on common stock                               (53)        (52)
   Loans to key employees                                         -          20
--------------------------------------------------------------------------------
         Net cash used in financing activities                  (62)       (158)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                       523         356
--------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year                1,160         404
--------------------------------------------------------------------------------
Cash and cash equivalents at end of period                   $1,683       $ 760
================================================================================

                                       9

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)             1st Q 2005            4th Q 2004
                                      ----------------------------------------
                                                Adjusted              Adjusted
                                         Net   After-Tax       Net   After-Tax
Millions of dollars                   Earnings Earnings(a)  Earnings Earnings(a)
--------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                        $ 154        $ 154      $ 77         $ 77
          Canada                         18           18        14           14
                                      ------------------------------------------
               Total North America      172          172        91           91
   International
          Asia                          251          229       187          187
          Other                          48           48        31           31
                                      ------------------------------------------
               Total International      299          277       218          218
                                      ------------------------------------------
Total Exploration and Production        471          449       309          309
                                      ------------------------------------------
Midstream and Marketing                  35           35        26           26
Geothermal                               17           17        22           22
Corporate and Other
          Administrative and General    (29)         (29)      (28)         (28)
          Interest Expense - Net        (15)         (15)      (20)         (20)
          Environmental and Litigation  (12)          (2)      (47)          (5)
          Other                         (18)         (17)        6            9
--------------------------------------------------------------------------------
After-tax earnings from
       continuing operations            449          438       268          313
After-tax earnings from
       discontinued operations            5            3         -            -
--------------------------------------------------------------------------------
After-tax earnings                    $ 454        $ 441      $268         $313
================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)             1st Q 2005            1st Q 2004
                                      ----------------------------------------
                                                Adjusted              Adjusted
                                         Net   After-Tax       Net   After-Tax
Millions of dollars                   Earnings Earnings(a)  Earnings Earnings(a)
--------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                        $ 154        $ 154      $113         $ 92
          Canada                         18           18        12           12
                                      ------------------------------------------
               Total North America      172          172       125          104
   International
          Asia                          251          229       158          158
          Other                          48           48        17           17
                                      ------------------------------------------
               Total International      299          277       175          175
                                      ------------------------------------------
Total Exploration and Production        471          449       300          279
                                      ------------------------------------------
Midstream and Marketing                  35           35        23           23
Geothermal                               17           17        37           16
Corporate and Other
          Administrative and General    (29)         (29)      (27)         (27)
          Interest Expense - Net        (15)         (15)      (32)         (32)
          Environmental and Litigation  (12)          (2)      (16)          (5)
          Other                         (18)         (17)      (18)         (17)
--------------------------------------------------------------------------------
After-tax earnings from
       continuing operations            449          438       267          237
After-tax earnings from
       discontinued operations            5            3         2            2
--------------------------------------------------------------------------------
After-tax earnings                    $ 454        $ 441      $269         $239
================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

OPERATING HIGHLIGHTS                                       For the Three Months
                                                                 Ended March 31,
                                                           ---------------------
                                                                 2005      2004
--------------------------------------------------------------------------------
North America Net Daily Production
  Liquids (thousand barrels)
     U.S.                                                          57        55
     Canada                                                        16        17
--------------------------------------------------------------------------------
          Total liquids                                            73        72
  Natural gas - dry basis (million cubic feet)
     U.S.                                                         456       515
     Canada                                                        83        84
--------------------------------------------------------------------------------
          Total natural gas                                       539       599
North America Average Prices (excluding hedging activities) (a)
  Liquids (per barrel)
     U. S.                                                    $ 44.72   $ 32.66
     Canada                                                   $ 38.31   $ 28.51
          Average                                             $ 43.35   $ 31.71
  Natural gas (per mcf)
     U. S.                                                    $  5.26   $  5.04
     Canada                                                   $  5.69   $  5.38
          Average                                             $  5.32   $  5.09
--------------------------------------------------------------------------------
North America Average Prices (including hedging activities) (a)
  Liquids (per barrel)
     U. S.                                                    $ 44.46   $ 29.87
     Canada                                                   $ 38.31   $ 28.51
          Average                                             $ 43.15   $ 29.56
  Natural gas (per mcf)
     U. S.                                                    $  5.93   $  5.57
     Canada                                                   $  5.69   $  5.08
          Average                                             $  5.90   $  5.50
--------------------------------------------------------------------------------

(a) Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.

                                       11

OPERATING HIGHLIGHTS (Continued)                           For the Three Months
                                                                 Ended March 31,
                                                           ---------------------
                                                                 2005      2004
--------------------------------------------------------------------------------
International Net Daily Production (a)
  Liquids  (thousand barrels)
     Asia                                                         76         66
     Other (b)                                                    20         20
--------------------------------------------------------------------------------
          Total liquids                                           96         86
  Natural gas - dry basis (million cubic feet)
     Asia                                                      1,011        884
     Other (b)                                                    10         25
--------------------------------------------------------------------------------
          Total natural gas                                    1,021        909
International Average Prices (c)
  Liquids (per barrel)
     Asia                                                     $45.50    $ 31.44
     Other                                                    $47.57    $ 32.12
          Average                                             $45.93    $ 31.57
  Natural gas (per mcf)
     Asia                                                     $ 3.40    $  2.97
     Other                                                    $ 5.26    $  4.29
          Average                                             $ 3.41    $  2.98
--------------------------------------------------------------------------------
Worldwide Net Daily Production (b)
  Liquids  (thousand barrels)                                    169        158
  Natural gas - dry basis (million cubic feet)                 1,560      1,508
  Barrels oil equivalent (thousands)                             429        409
Worldwide Average Prices (excluding hedging activities) (d)
  Liquids (per barrel)                                        $44.80    $ 31.64
  Natural gas (per mcf)                                       $ 4.08    $  3.83
Worldwide Average Prices (including hedging activities) (d)
  Liquids (per barrel)                                        $44.72    $ 30.64
  Natural gas (per mcf)                                       $ 4.28    $  4.00
--------------------------------------------------------------------------------

(a)  International production is presented utilizing the economic interest method.
(b)  Includes proportional interests in production of equity investees of:
                                                   Liquids         -          1
                                               Natural gas         -         15
                                    Barrels oil equivalent         -          4
(c)  International did not have any hedging activities.
(d) Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.

                                       12

ADJUSTED AFTER-TAX EARNINGS RECONCILIATION (UNAUDITED)1st Q      4th Q     1st Q
                                                      --------------------------
Millions of dollars except per share amounts           2005       2004      2004
--------------------------------------------------------------------------------
Net earnings                                          $ 454      $ 268     $ 269
--------------------------------------------------------------------------------
Less: Special items from continuing operations
 E&P - North America - U.S.
   Asset sales                                            -          -         6
   Litigation settlement                                  -          -        15
 E&P - International - Asia
   Asset sales                                           22          -         -
 Geothermal
   Asset sales                                            -          -        21
 Corporate and Other
   Asset sales                                            -         17         -
   Environmental and litigation provisions              (11)       (43)      (12)
   Net tax adjustments for settlements / assessments      -         15         -
   Restructuring provisions                               -          1         -
   Oil Insurance Limited retrospective
       liability increase                                 -        (21)        -
   Agrium settlement                                      -        (14)        -
Less: Special items from discontinued operations
   Gain on asset disposals                                2          -         -
--------------------------------------------------------------------------------
   Adjusted after-tax earnings                        $ 441      $ 313     $ 239
================================================================================
   Adjusted after-tax earnings per share (diluted)    $1.62      $1.17     $0.89
================================================================================

EBITDAX RECONCILIATION (UNAUDITED)                         For the Three Months
                                                                 Ended March 31,
                                                           ---------------------
Millions of dollars except per share amounts                  2005          2004
--------------------------------------------------------------------------------
Net Earnings                                                $  454         $ 269
Less:
   Special items from continuing operations                     11            30
   Special items from discontinued operations                    2             -
--------------------------------------------------------------------------------
Adjusted after-tax earnings                                    441           239
Add-backs to adjusted after-tax earnings:
      Depreciation, depletion and amortization                 276           232
      Impairments                                                -             5
      Dry hole costs                                            20            25
      Exploration expenses (including amortization of
       undeveloped leasehold costs)                             38            50
      Current income taxes                                     223           141
      Deferred income taxes                                     48            23
      Interest expense (a)                                      33            41
--------------------------------------------------------------------------------
         EBITDAX                                            $1,079         $ 756
================================================================================
EBITDAX per share (diluted)                                 $ 3.95         $2.73

(a)  Net of capitalized interest of:                            15            16

                                      #####